Exhibit 32
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED
STATES CODE)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Unit Corporation a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2021 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021, the four months ended December 31, 2020, and the eight months ended August 31, 2020.
Dated: March 31, 2022

By: /s/ Philip B. Smith
Philip B. Smith
President and Chief Executive Officer

Dated: March 31, 2022

By: /s/ Thomas D. Sell
Thomas D. Sell
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unit Corporation and will be retained by Unit Corporation and furnished to the Securities and Exchange Commission or its staff on request.